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                                                                   EXHIBIT 23(a)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in Post Effective Amendment No. 2 to the Registration Statement on Form S-8 pertaining to the Airways Corporation 1995 Stock Option Plans of our report dated February 10, 1997, except for Note 4 as to which the date is March 27, 1997, with respect to the consolidated financial statements and schedule of ValuJet, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP


Atlanta, Georgia
January 27, 1998